UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2026

Greenland Mines Ltd

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2026, the Board of Directors (the “Board”) of Greenland Mines Ltd. (the “Company”) appointed Jason D. Sawyer to serve as a member of the Board, effective immediately, to fill a vacancy on the Board. Mr. Sawyer will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal0

Mr. Sawyer has not been appointed to serve on any committees of the Board at this time.

Mr. Sawyer does not have any family relationship with any of the executive officers or directors of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sawyer has not entered into any agreement with the Company in connection with his appointment as a director.

Biography - Jason D. Sawyer, age 54, is a 33-year veteran of the alternative investment industry and the General Manager of Access Alternative Group S.A., a Nassau, Bahamas-based venture investment, and advisory firm. Over his career, Mr. Sawyer, and the firms in which he was a principal have raised more than $5 billion in alternative assets and deployed more than US$300 million in early and growth-stage investments across software, fintech, blockchain, biotech, clean tech, natural resources, health and fitness, energy, and consumer products. His prior roles include Principal at Crane Capital Associates and Head of its Absolute Return Strategies Group and Founding Partner of Candlebrook Capital, which was an early sponsor of best-in-class ABL funds such as Brevet Capital and Third Eye Capital, as well as numerous other brand-name private equity and hedge funds. He has also co-founded and financed ventures such as Pacific West Stone, California Fitness, Sanna Health Corp., and Caary Capital. Mr. Sawyer currently serves as CEO and a Director on the Board of GridAI Technologies Corp. (Nasdaq: GRDX), and in an advisory role as Head of Finance and M&A at Quantum BioPharma (Nasdaq: QNTM). He is a Director on the Board of The FUTR Corp. (TSX.V: FTRC), serves as a Director on the Board of Lixte Biotechnology Holdings, Inc. (Nasdaq: LIXT), where he chairs the Compensation Committee and is a member of the Audit Committee, and is a Director on the Board of Perpetuals.com (Nasdaq: PDC), where he acts as Statutory Auditor.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2026	Greenland Mines Ltd

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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